Exhibit 10.7

                               GUARANTY OF PAYMENT


         For value received, the undersigned, Irvine R. Spurlock, unconditionally guarantees prompt payment of all obligations set forth in the lease agreement between Spurlock Adhesives, Inc. (the "Company") and D.B. Western (the "Lessor") dated as of the 30th day of September, 1997 (the "Lease Agreement"), when due, for a period of twelve (12) months from the date on which the term of the Lease Agreement begins (the "Guaranty Period"). The undersigned shall pay all costs and expenses, including attorneys' fees, incurred in the collection of the money due under said Lease Agreement. During the Guaranty Period, neither the renewal or extension of the Lease Agreement, nor the acceptance, release or surrender of any security therefor, nor the release of the Company, nor any delay in the enforcement of payments under the Lease Agreement, nor any other delay or omission in the exercise of any right or power under the Lease Agreement, shall affect the liability of the undersigned. During the Guaranty Period the liability of the undersigned on this guaranty shall be direct, and not conditional or contingent on the pursuit of any remedies against the Company. The undersigned expressly waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this guaranty, and notice of any kind with respect to the Lease Agreement. The undersigned consents to be bound by all the terms and provisions of the Lease agreement during the Guaranty Period.

This agreement is binding upon the undersigned, Irvine R. Spurlock, his heirs, assigns and executors.

Dated: September 30, 1997                     /s/ Irvine R. Spurlock
                                              ---------------------------


STATE OF Virginia                   )
                                    )SS.:
CITY OF Richmond                    )

         On this 30th day of September,  1997,  before me personally came Irvine
R. Spurlock, to me known to be the individual described in and who executed the foregoing instrument, and he acknowledged that he executed the same.


                                              /s/ Bonnie O. Cross
                                              ---------------------------
                                              Notary Public

My commission expires:  Feb. 28, 1998